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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement for the registration of $50,000,000 of the Company's Debt Securities of our reports with respect to the consolidated financial statements of American Stores Company (the "Company") which are incorporated by reference in the Registration Statement (Form S-3, No. 33-52331) for the registration of $800,000,000 of the Company's Debt Securities.

  We also consent to the incorporation by reference in the Registration Statement of the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-52331).

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Salt Lake City, Utah
April 22, 1997